UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2015 (February 24, 2015)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 24, 2015, JDS Uniphase Corporation (the “Company”) entered into a separation agreement (the “Agreement”) with Rex Jackson, Executive Vice President and Chief Financial Officer under which Mr. Jackson will continue to be employed by the Company until September 30, 2015.

Provided that Mr. Jackson is not earlier terminated for Cause (as defined in the Agreement), and conditioned upon signing a release of claims, Mr. Jackson will receive certain severance benefits upon termination specified in the Company’s 2008 Change of Control Benefits Plan (the “2008 Plan”). These benefits include: (i) immediate vesting of any outstanding and unvested equity awards, including performance-based restricted stock units which will vest at 100% of the target amount, (ii) a lump sum cash payment equal to 2 years base salary as September 30, 2015, less applicable withholdings, and (iii) Company paid COBRA benefits for a period of up to 12 months.

The foregoing is a summary description of the material terms of the Agreement, and is qualified in its entirety by the text of the Agreement, which is attached hereto as Exhibit 10.1 and the text of the 2008 Plan, which was filed as Exhibit 10.2 to the Company’s current report on Form 8-K which was filed with the Securities and Exchange Commission on October 23, 2014, both of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement between JDS Uniphase Corporation and Rex Jackson, dated February 24, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack
Senior Vice President, General Counsel and Secretary

February 26, 2015